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AT&T WIRELESS SERVICES, INC.

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AT&T Wireless, Inc. and Subsidiaries
Reconciliations of Non-GAAP Financial Measures

Free Cash Flow

Free cash flow, as we have defined it, is calculated as the cash generated from our operating activities less cash payments for capital expenditures. We believe free cash flow to be relevant and useful information to our investors as this measure is used by our management in evaluating our liquidity and the cash generated by our consolidated operating businesses. Our definition of free cash flow does not take into consideration cash generated in the sale of or used to purchase license spectrum, cash used to acquire other businesses, or cash generated or used related to our unconsolidated investments. Additionally, our definition of free cash flow does not reflect cash used to repurchase or fund debt obligations. Free cash flow reflects cash available for financing activities, to strengthen our balance sheet, or cash available for strategic investments, including spectrum acquisitions, acquisitions of businesses, or investments in joint ventures and other unconsolidated subsidiaries. Free cash flow should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America. Free cash flow, as we have defined it, may not be comparable to similarly titled measures reported by other companies.

	For the
Free Cash Flow	Three months ended
($ in millions)	March 31, 2004	March 31, 2003
Net cash provided by operating activities of continuing operations	$554	$1,275
Less: Capital expenditures and other additions	(848)	(501)

Free cash flow	$(294)	$774

	For the
Free Cash Flow	Years ended
($ in millions)	December 31, 2003	December 31, 2002	December 31, 2001	December 31, 2000
Net cash provided by operating activities of continuing operations	$4,559	$2,975	$2,734	$1,786
Less: Capital expenditures and other additions	(2,774)	(5,302)	(5,205)	(3,601)

Free cash flow	$1,785	$(2,327)	$(2,471)	$(1,815)

OIBDA & OIBDA Margin

OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA margin is calculated as OIBDA divided by services revenue. OIBDA is a non-generally accepted accounting principles (GAAP) financial measure, and differs from operating income (loss), as calculated in accordance with GAAP in that it excludes depreciation and amortization, and differs from net income (loss) as calculated in accordance with GAAP in that it excludes (i) depreciation and amortization, (ii) other income (expense), (iii) interest expense, (iv) provision (benefit) for income taxes, (v) net equity earnings (losses) from investments in unconsolidated subsidiaries, (vi) income (loss) from discontinued operations, and (vii) cumulative effect of change in accounting principle. We believe OIBDA and OIBDA margin to be relevant and useful information to our investors as these measures are an integral part of our internal management reporting and planning process and are the primary measures used by our management to evaluate the operating performance of our consolidated operations. They are used by management as a measurement of our success in acquiring, retaining, and servicing customers because we believe these measures reflect our ability to generate and grow subscriber revenues while providing a high level of customer service in a cost-effective manner. Management also uses these measures as a method of comparing our performance with many of our competitors. The components of OIBDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. Additionally, our $1.25 billion credit facility (under which no amounts are currently outstanding) requires us to maintain certain financial ratios, including a specified ratio of net-debt-to-operating income before depreciation and amortization expenses and impairment charges. Lastly, we use OIBDA for planning purposes, and in presentations to our board of directors, and we use multiples of current or projected OIBDA in our discounted cash flow models to determine the value of our licensing costs and our overall enterprise valuation.

OIBDA excludes other income (expense) and net equity earnings (losses) from investments in our unconsolidated subsidiaries, as these do not reflect the operating results of our subscriber base and our national footprint that we utilize to obtain and service our subscribers. Net equity earnings (losses) from investments in unconsolidated subsidiaries represent our proportionate share of the net income (loss) of equity investments in which we exercise significant influence, but do not have control. As we do not control these entities, our management excludes these results when evaluating the performance of our primary operations. Although excluded, net equity earnings (losses) from investments in unconsolidated subsidiaries may include results that are material to our overall net income (loss). We may record impairment charges in the future if there are further declines in the fair values of our investments, which we deem to be other than temporary. OIBDA also excludes interest expense and the provision (benefit) for income taxes. Excluding these items eliminates the expenses associated with our capitalization and tax structures. Finally, OIBDA excludes depreciation and amortization expenses, in order to eliminate the impact of capital investments, which management believes is better evaluated through its effect on Free Cash Flow.

We believe OIBDA as a percentage of services revenue to be a more relevant measure of our operating margin than OIBDA as a percentage of total revenue. We generally subsidize a portion of our handset sales, all of which is recognized in the period in which we sell the handset. This results in a disproportionate impact on our margin in that period. Management views this equipment subsidy as a cost to acquire or retain a subscriber, which is recovered through the ongoing services revenue that is generated by the subscriber. We also use services revenue to calculate margin to facilitate comparison, both internally and externally, with our competitors, as they calculate their margins using services revenue as well.

There are material limitations to using measures such as OIBDA and OIBDA margin, including the difficulty associated with comparing these performance measures as we calculate them to similar performance measures presented by other companies, and the fact that these performance measures do not take into account certain significant items, including depreciation and amortization, interest, and tax expense, and net equity earnings (losses) from investments in unconsolidated subsidiaries that directly affect our net income or loss. Management compensates for these limitations by carefully analyzing how our competitors present performance measures that are similar in nature to OIBDA as we present it, and considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net income (loss) as calculated in accordance with GAAP. OIBDA and OIBDA margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America. OIBDA and OIBDA margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies.

OIBDA & OIBDA Margin

	For the		For the
	three months ended	As a % of	three months ended	As a % of
($ in millions)	March 31, 2004	Services Revenue	March 31, 2003	Services Revenue
OIBDA	$966	25.8%	$1,110	29.7%
Depreciation and amortization	(887)	-23.7%	(735)	-19.7%
Other (expense) income	42	1.1%	(30)	-0.8%
Interest expense	(196)	-5.2%	(184)	-4.9%
Benefit (provision) for income taxes	34	0.9%	(46)	-1.2%
Net equity earnings (losses) from investments in unconsolidated subsidiaries	(17)	-0.4%	27	0.7%

Net (loss) income	$(58)	-1.5%	$142	3.8%

	For the year ended,	As a % of	For the year ended,	As a % of
($ in millions)	December 31, 2003	Services Revenue	December 31, 2002	Services Revenue
OIBDA	$4,394	28.1%	$2,493	17.2%
Depreciation and amortization	(3,181)	-20.3%	(2,751)	-19.0%
Other (expense) income	32	0.2%	(123)	-0.8%
Interest expense	(789)	-5.0%	(669)	-4.6%
Benefit (provision) for income taxes	(112)	-0.8%	(55)	-0.4%
Net equity earnings (losses) from investments in unconsolidated subsidiaries	98	0.6%	(1,100)	-7.6%
Gain on disposal of discontinued business	—		47	0.3%
Cumulative effect of change in accounting principle	—		(166)	-1.1%

Net (loss) income	$442	2.8%	$(2,324)	-16.0%

AT&T Wireless Annual Meeting

John Zeglis

May 19, 2004

AT&T Wireless

How many bars do you have?

INTRODUCING OUR BEST NETWORK EVER.
GSM™ AMERICA FROM AT&T WIRELESS.

AT&T Wireless Annual Meeting John Zeglis May 19, 2004

2003 Results ($ in Millions) 2003 2002 Y-O-Y Services Revenue $15,659 $14,483 8.1% OIBDA $4,394 $2,493 76.2% OIBDA Margin 28.1% 17.2% 1,090 b.p. Operating Income $1,213 $(258) 570.3% Capital Expenditures $3,077 $5,127 (40.0%) Free Cash Flow $1,785 $(2,327) 176.7% Net Income $442 $(2,324) 119.0% Ending Subs (millions) 22.0 20.9 5.4%

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Year over Year Growth

Footprint

Consolidated Covered POPs

Millions
225
200
175
150
125
100
75
50
25
114
163
168
73
203
181
207
220
1999
2000
2001
2002
2003
TDMA
GSM

Subscribers

Millions
24
21
18
15
12
9
6
3
9.6
15.2
18.0
20.9
22.0
1999
2000
2001
2002
2003

Page 3
AT&T Wireless

Year over Year Growth

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AWE: 1999 to 2003

Footprint

Consolidated Covered POPs

TDMA
GSM
Millions
226
200
176
150
126
100
76
50
26
1999
2000
2001
2002
2003

Subscribers

Millions
8.8
16.2
18.0
20.9
22.0
1999
2000
2001
2002
2003

Services Revenue

Billions
16
14
12
10
8
6
4
2
$6.8
$9.4
$12.5
$14.5
$15.7
1999
2000
2001
2002
2003

CapEx

Billions
$2.8
$3.9
$6.4
$6.1
$3.1
1999
2000
2001
2002
2003

Free Cash Flow

Billions
2
1
0
-1
-2
-3
($1.8)
($2.6)
($2.3)
$1.8
2000
2001
2002
2003

Page 4

AT&T Wireless

AWE: 1999 to 2003 Footprint Consolidated Covered POPs 114 163 168 203 207 73 181 220 25 50 75 100 125 150 175 200 225 1999 2000 2001 2002 2003 Millions TDMA GSM

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AWE Price Performance: 2003

AT&T Wireless
$10
$9
$8
$7
$6
$5
Jan-03
Feb-03
Mar-03
Apr-03
May-03
Jun-03
Jul-03
Aug-03
Sep-03
Oct-03
Nov-03
Dec-03
41%

Page 5
AT&T Wireless

AWE Price Performance: 2003 AT&T Wireless 41%

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AWE Price Performance: 01/01/03 to Current

AT&T Wireless
$15
$14
$13
$12
$11
$10
$9
$8
$7
$6
$5
147%
Jan-03
Feb-03
Mar-03
Apr-03
May-03
Jun-03
Jul-03
Aug-03
Sep-03
Oct-03
Nov-03
Dec-03
Jan-04
Feb-04
Mar-04
Apr-04
May-04

Page 6
AT&T Wireless

AT&T Wireless AWE Price Performance: 01/01/03 to Current 147%

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Price Performance: AWE vs. Peers
01/01/03 - Present

260%
220%
180%
140%
100%
60%
Jan-03
Feb-03
Mar-03
Apr-03
May-03
Jun-03
Jul-03
Aug-03
Sep-03
Oct-03
Nov-03
Dec-03
Jan-04
Feb-04
Mar-04
Apr-04
May-04
AWE 147%
PCS 118%
NXTL 106%
DT 23%
BLS (1%)
VZ (6%)
SBC (10%)

Page 7

AT&T Wireless

Price Performance: AWE vs. Peers 01/01/03 - Present AWE 147% SBC (10%) DT 23% VZ (6%) BLS (1%) PCS 118% NXTL 106%

AT&T Wireless - Cingular Transaction AT&T Wireless Board announced evaluation of strategic alternatives - Jan. 22, 2004 AT&T Wireless proposed sale to Cingular - Feb. 17, 2004 Transaction is subject to the following approvals: Shareholders Department of Justice Federal Communications Commission Other closing conditions Shareholders of AT&T Wireless to receive $15 cash per share Transaction value for AWE is $47 Billion. Both parties targeting a close in 4th Quarter 2004

1st Quarter 2004 Results ($ in Millions) 1st Qtr 2004 1st Qtr 2003 Y-O-Y Services Revenue $3,746 $3,743 0.1% OIBDA $966 $1,110 (13.0%) OIBDA Margin 25.8% 29.7% (390 b.p.) Operating Income $79 $375 (79.1%) Capital Expenditures $739 $428 72.6% Free Cash Flow ($294) $774 (138.0%) Net Income (Loss) ($58) $142 (140.8%) Ending Subs (millions) 21.7 21.1 2.7%

2004 Initiatives Tighten cash and expense controls Continue strong growth in data revenues Significantly increase number of customers on contracts Improve customer care performance Enhance network quality Launch new competitive offers - e.g. GSM America

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GSM Coverage Last Year

PACIFIC OCEAN
ATLANTIC OCEAN
GULF OF MEXICO
NOVA SCOTIA
PRINCE EDWARD ISLAND
NEW BRUNSWICK
AK
HI

Page 11
AT&T Wireless

GSM Coverage Last Year

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GSM Coverage This Year

QUÉBEC
NEW BRUNSWICK
PRINCE EDWARD ISLAND
NOVA SCOTIA
ATLANTIC OCEAN
PACIFIC OCEAN
GULF OF MEXICO
AK
HI
PUERTO RICO
VIRGIN ISLANDS (U.S.)

Page 12

AT&T Wireless

GSM Coverage This Year * * Dark brown represents coverage available now and light brown coverage coming soon.

AT&T Wireless Annual Meeting John Zeglis May 19, 2004